Exhibit 99.1

Saia Reports Record Second Quarter Results

JOHNS CREEK, GA – July 27, 2022 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2022 financial results. Diluted earnings per share in the quarter were $4.10 compared to $2.34 in the second quarter of 2021.

Highlights from the second quarter operating results were as follows:

Second Quarter 2022 Compared to Second Quarter 2021 Results

•
Revenue was $745.6 million, a 30.5% increase
•
Operating income was $146.0 million, a 76.1% increase
•
Operating ratio of 80.4 compared to 85.5
•
LTL shipments per workday increased 1.8%
•
LTL tonnage per workday increased 2.8%
•
LTL revenue per hundredweight increased 26.3%
•
LTL revenue per shipment rose 27.6% to $353.75

“As we continue to emphasize our customer first initiatives, we saw high levels of execution across our organization, fueling our record second quarter financial results,” stated Saia President and CEO, Fritz Holzgrefe. “Our quarterly revenue of $746 million and our operating income of $146 million are both records for our company, and our operating ratio of 80.4 was more than 500 basis points improved from the prior year quarter. Demand remained fairly consistent across the quarter averaging approximately 32,000 shipments per day and our cargo claims ratio was a solid 0.57%,” said Mr. Holzgrefe.

“In terms of our expansion efforts, four new terminals were opened in the quarter, and we have opened five in total so far this year. Plans are underway for an additional seven to ten terminals to be opened this year,” added Holzgrefe. “Our strategy of expanding our footprint is putting us in a position to be closer to customers, in more markets and therefore provide a higher level of service,” concluded Mr. Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Enhancing the value proposition to our customers through higher service levels puts us in a good position to charge a more premium rate for that service, and we are seeing the benefit in our LTL revenue per shipment, which grew 27.6% to $353.75. Excluding fuel surcharge LTL revenue per shipment was up 16.1%.” “Despite inflation across our cost structure, we were still able to invest in improving service to support our premium service offering,” concluded Mr. Col.

Saia, Inc. Second Quarter 2022 Results

Financial Position and Capital Expenditures

We ended the second quarter of 2022 with $137.9 million of cash on hand and total debt of $39.3 million, which compares to total debt of $61.0 million and $52.9 million of cash on hand at June 30, 2021.

Net capital expenditures were $155.3 million during the first six months of 2022, compared to $100.0 million in net capital expenditures during the first six months of 2021. In 2022, we anticipate that net capital expenditures will be in excess of $500 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-394-8218 or 323-794-2588 referencing conference ID #3976238. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 24, 2022 at 2:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 181 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers and other employees, purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums,

Saia, Inc. Second Quarter 2022 Results

assume additional liability under its auto liability policies or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) supply chain disruption and delays on new equipment delivery; (13) capacity and highway infrastructure constraints; (14) risks arising from international business operations and relationships; (15) seasonal factors, harsh weather and disasters caused by climate change; (16) economic declines in the geographic regions or industries in which our customers operate; (17) the creditworthiness of our customers and their ability to pay for services; (18) our need for capital and uncertainty of the credit markets; (19) the possibility of defaults under our debt agreements (including violation of financial covenants); (20) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (21) dependence on key employees; (22) employee turnover from changes to compensation and benefits or market factors; (23) increased costs of healthcare benefits; (24) damage to our reputation from adverse publicity, including from the use of or impact from social media; (25) failure to make future acquisitions or to achieve acquisition synergies; (26) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (27) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (28) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (29) unforeseen costs from new and existing data privacy laws; (30) changes in accounting and financial standards or practices; (31) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions and higher costs that may arise from the COVID-19 pandemic in the future, including governmental regulations requiring that employees be vaccinated or be tested regularly for COVID-19 before reporting to work; (32) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (33) anti-terrorism measures and terrorist events; (34) provisions in our governing documents and Delaware law that may have anti-takeover effects; (35) issuances of equity that would dilute stock ownership; and (36) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

Saia, Inc. Second Quarter 2022 Results

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$137,871	$106,588
Accounts receivable, net	357,052	276,755
Prepaid expenses and other	41,453	32,912
Total current assets	536,376	416,255

PROPERTY AND EQUIPMENT:
Cost	2,277,527	2,144,528
Less: accumulated depreciation	924,628	864,074
Net property and equipment	1,352,899	1,280,454
OPERATING LEASE RIGHT-OF-USE ASSETS	105,376	107,781
OTHER ASSETS	53,204	40,760
Total assets	$2,047,855	$1,845,250

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$145,298	$114,010
Wages and employees' benefits	78,945	73,109
Other current liabilities	74,816	93,268
Current portion of long-term debt	17,935	19,396
Current portion of operating lease liability	22,155	21,565
Total current liabilities	339,149	321,348

OTHER LIABILITIES:
Long-term debt, less current portion	21,360	31,008
Operating lease liability, less current portion	85,522	88,409
Deferred income taxes	123,229	124,137
Claims, insurance and other	74,833	60,015
Total other liabilities	304,944	303,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	271,395	274,633
Deferred compensation trust	(6,103)	(4,101)
Retained earnings	1,138,444	949,775
Total stockholders' equity	1,403,762	1,220,333
Total liabilities and stockholders' equity	$2,047,855	$1,845,250

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2022 and 2021
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2022	2021	2022	2021
OPERATING REVENUE	$745,554	$571,333	$1,406,770	$1,055,407

OPERATING EXPENSES:
Salaries, wages and employees' benefits	295,052	268,786	584,515	513,223
Purchased transportation	91,819	62,481	170,067	107,512
Fuel, operating expenses and supplies	145,530	90,664	268,301	175,565
Operating taxes and licenses	15,979	14,559	32,552	28,897
Claims and insurance	14,216	17,328	24,952	28,808
Depreciation and amortization	36,944	34,659	76,896	70,031
Loss (gain) from property disposals, net	21	(69)	45	(268)
Total operating expenses	599,561	488,408	1,157,328	923,768

OPERATING INCOME	145,993	82,925	249,442	131,639

NONOPERATING EXPENSES (INCOME):
Interest expense	668	834	1,360	1,686
Other, net	769	(430)	1,004	(561)
Nonoperating expenses, net	1,437	404	2,364	1,125

INCOME BEFORE INCOME TAXES	144,556	82,521	247,078	130,514
Income tax expense	35,311	20,047	58,409	30,749
NET INCOME	$109,245	$62,474	$188,669	$99,765

Average common shares outstanding - basic	26,507	26,332	26,489	26,309
Average common shares outstanding - diluted	26,665	26,704	26,662	26,687

Basic earnings per share	$4.12	$2.37	$7.12	$3.79
Diluted earnings per share	$4.10	$2.34	$7.08	$3.74

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2022 and 2021
(Amounts in thousands)
(Unaudited)
	Six Months
	2022	2021
OPERATING ACTIVITIES:
Net cash provided by operating activities	$207,905	$140,140
Net cash provided by operating activities	207,905	140,140

INVESTING ACTIVITIES:
Acquisition of property and equipment	(156,351)	(100,202)
Proceeds from disposal of property and equipment	1,060	236
Net cash used in investing activities	(155,291)	(99,966)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	–
Proceeds from stock option exercises	1,008	3,678
Shares withheld for taxes	(11,230)	(6,350)
Other financing activity	(11,109)	(9,950)
Net cash used in financing activities	(21,331)	(12,622)

NET INCREASE IN CASH AND CASH EQUIVALENTS	31,283	27,552
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	106,588	25,308
CASH AND CASH EQUIVALENTS, END OF PERIOD	$137,871	$52,860

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2022 and 2021
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2022	2021	Change	2022	2021	Change
Workdays				64	64
Operating ratio	80.4%	85.5%
LTL tonnage (1)	1,446	1,406	2.8	22.60	21.97	2.8
LTL shipments (1)	2,048	2,012	1.8	32.00	31.44	1.8
LTL revenue/cwt.	$25.05	$19.84	26.3
LTL revenue/cwt., excluding fuel surcharges	$19.44	$16.92	14.9
LTL revenue/shipment	$353.75	$277.24	27.6
LTL revenue/shipment, excluding fuel surcharges	$274.60	$236.43	16.1
LTL pounds/shipment	1,412	1,397	1.1
LTL length of haul (2)	910	911	(0.1)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.